Enova Systems Receives Additional NYSE Amex Exchange Compliance Notice

Torrance, CA – October 24, 2012 – Enova Systems Inc. (NYSE AMEX: ENA and AIM: ENV and ENVS), (the “Company”) announces that it received notice on October 18, 2012 from the NYSE Amex LLC (the “Exchange”) that the Exchange’s review of the Company’s Form 10-Q for the quarter ended June 30, 2012 indicated that the Company did not meet certain additional listing standards of the Exchange as set forth in Part 10 of the Company Guide.  Specifically, the Exchange notified the Company that it was not in compliance with Section 1003(a)(i) of the Company Guide insofar as the Company reported stockholders’ equity of less than $2,000,000 and losses from continuing operations and /or net losses in two out of it most recent three fiscal years. Additionally, the Company is not in compliance with Section 1003(a)(iv) in that it has sustained losses which are so substantial in relation to its overall operations or existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the Exchange, as to whether the Company will be able to continue operations and/or meet its obligations as they mature. As a result of the foregoing, the Company has again become subject to the procedures and requirements of Section 1009 of the Company Guide.

Given the nature of the deficiency cited in Section 1003(a)(iv) of the Company Guide, the Exchange has determined to provide a truncated plan period, ending January 16, 2013, provided that the Company remains listed on the Exchange.  Due to the higher stockholders’ equity requirement indentified in prior letters from the Exchange, the Company is not required to submit an additional plan of compliance in connection with the deficiencies identified in the letter dated October 18, 2012.  However, the Company may supplement it current plan to address how it intends to regain compliance with Sections 1003(a)(iv) of the Company Guide by January 16, 2013, with such information provided to the Exchange no later than November 16, 2012.

The Exchange also noted that the Company remains non-compliant with respect to:

• Section (a)(iii) of the Company Guide in that the Company reported stockholders' equity of less than $6,000,000 and has incurred losses from continuing operations and/or net losses in five consecutive fiscal years ended December 31, 2011.

• Section (a)(ii) of the Company Guide in that the Company reported stockholders' equity of less than $4,000,000 and has incurred losses from continuing operations and/or net losses in three out of its four most recent fiscal years.

• Section 1003(f)(v) in that the Company’s Common Stock has been trading at a low price per share for a significant period of time.

About Enova: Enova Systems (http://www.enovasystems.com) is a leading supplier of efficient, environmentally friendly digital power components and systems products. The Company’s core competencies are focused on the development and commercialization of power management and conversion systems for mobile applications. Enova applies unique ‘enabling technologies’ in the areas of alternative energy propulsion systems for light and heavy-duty vehicles as well as power conditioning and management systems for distributed generation systems. The Company develops, designs and produces non-invasive drive systems and related components for electric, hybrid-electric, and fuel cell powered vehicles in both the “new” and “retrofit” vehicle sales market. For further information, contact Enova Systems directly, or visit its Web site at http://www.enovasystems.com.

ENOVA SYSTEMS, Inc.1560 West 190th StreetTorrance, CA 90501Tel: 310-527-2800Contact: John Micek, CEO/Investor Relations

Additional Information:This news release contains forward-looking statements relating to Enova Systems and its products that are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,’’ “could,” “project,” “plan,’’ “seek,” “intend,’’ or “anticipate’’ or the negative thereof or comparable terminology and statements about industry trends and Enova’s future performance, operations and products. These forward-looking statements are subject to and qualified by certain risks and uncertainties. These and other risks and uncertainties are detailed from time to time in Enova Systems’ periodic filings with the Securities and Exchange Commission, including but not limited to Enova’s annual report on Form 10-K for the year ended December 31, 2011 and Form 10-Q for the quarterly period ended June 30, 2012.